==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported)   February 13, 1997
                                                        -----------------------

                              RYERSON TULL, INC.
-------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)



                                   Delaware
------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


               1-11767                                 36-3431962
-------------------------------------     -----------------------------------
      (Commission File Number)            (I.R.S. Employer Identification No.)



      2621 West 15th Place, Chicago, Illinois               60608
------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                    (Zip Code)


                                (773) 762-2121
-------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

===============================================================================

Item 2. Other Events.

      On February 13, 1997, Ryerson Tull, Inc. completed the previously announced acquisition of Thypin Steel Co., Inc., a privately held distributor and processor of carbon and stainless steel products. Thypin has seven facilities, located in Long Island City and Buffalo, NY; Cambridge, MA; Easton and Fairless Hills, PA; Charlotte, NC; and Birmingham, AL. Ryerson Tull purchased Thypin for $120 million in cash. In addition, Ryerson Tull assumed $23 million in existing Thypin debt. The sources of funds for this acquisition were cash and $99 million borrowed under Ryerson Tull's revolving credit agreement with Morgan Guaranty Trust Company of New York, as agent for the banks party thereto.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RYERSON TULL, INC.



Dated:  February 28, 1997                     /s/ Charles B. Salowitz
                                             --------------------------------
                                            By:  Charles B. Salowitz
                                            Its:  Secretary